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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of Earliest Event Reported): July 31, 2000
                                                           -------------




                             Delhaize America, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)


                          Commission File No. 001-15275
                                              ---------

       North Carolina                                           56-0660192
----------------------------                                -------------------
(State or other Jurisdiction of incorporation)               (I.R.S. Employer
                                                            Identification No.)

2110 Executive Drive, P.O. Box 1330
Salisbury, North Carolina                                       28145-1330
---------------------------------------------                   ----------
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (704) 633-8250
                                                           --------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)



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               This Amendment No. 1 on Form 8-K/A (this "Amendment") is being filed by Delhaize America, Inc., a North Carolina corporation ("Delhaize America" or the "Registrant"), to amend Item 7 of the Registrant's Current Report on Form 8-K dated July 31, 2000, filed with the Securities and Exchange Commission (the "SEC") on August 15, 2000 (the "Initial Report"). This Amendment and the Initial Report relate to the merger (the "Merger") of FL Acquisition Sub, Inc., a Maine corporation wholly-owned by Delhaize America, with and into Hannaford Bros. Co., a Maine corporation ("Hannaford"), resulting in Hannaford becoming a wholly-owned subsidiary of Delhaize America. Pursuant to the instructions to Item 7 of Form 8-K, the Registrant is filing this Amendment (not later than 60 days after the date that the Initial Report was required to be filed) in order to include the pro forma financial information required with respect to the acquisition of Hannaford. Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the complete text of Item 7, as amended, is set forth below.

Item 7.        Financial Statements and Exhibits

Item 7(a).     Financial Statements of Business Acquired

               The required financial information of Hannaford is hereby incorporated by reference to Hannaford's Annual Report on Form 10-K for the period ended January 1, 2000, filed with the SEC on March 10, 2000, and Hannaford's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2000, filed with the SEC on May 5, 2000.

Item 7(b).     Pro Forma Financial Information

               The following unaudited pro forma consolidated condensed financial statements give effect to the Merger applying the purchase method of accounting in accordance with generally accepted accounting principles. The unaudited pro forma consolidated condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been realized had Delhaize America and Hannaford been a consolidated company during the specified periods, nor are they necessarily indicative of future consolidated results of operations or financial position.

               The unaudited pro forma consolidated condensed statements of income assume that the Merger was completed at the beginning of the periods presented. The six-month period of 2000 includes the 24-week period ended June 17, 2000 for Delhaize America and the 26-week period ended July 1, 2000 for Hannaford. The unaudited pro forma consolidated condensed balance sheet assumes that the Merger was completed as of June 17, 2000.

               The unaudited pro forma consolidated condensed financial statements are based on (i) the historical financial statements of Delhaize America as of and for the fiscal year ended January 1, 2000, as reported in Delhaize America's Annual Report on Form 10-K for such period, and as of and for the 24-week period ended June 17, 2000, as reported in Delhaize America's Quarterly Report on Form 10-Q for such period, and (ii) the historical financial statements of Hannaford as of and for the fiscal year ended January 1, 2000, as reported in Hannaford's Annual Report on Form 10-K for such period, and the interim financial statements prepared by Hannaford as of and for the 26-week period ended July 1, 2000. These unaudited pro forma consolidated condensed financial statements should be read in conjunction with and are qualified by the above referenced historical consolidated financial statements of Delhaize America and Hannaford and related notes thereto.


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            Unaudited Pro Forma Consolidated Condensed Balance Sheet
                             (Dollars in thousands)


                                                Delhaize America         Hannaford
                                                     as of                 as of             Pro Forma                    Pro Forma
                                                 June 17, 2000          July 1, 2000        Adjustments                 Consolidated
                                             --------------------------------------------------------------------------------------
ASSETS
Current assets:
    Cash and cash equivalents                      $   100,573       $  130,463           $    99,332  (a)             $    330,368
    Receivables                                        222,586           41,186               (6,406)  (a),(b)              257,366
    Inventories                                      1,178,395          197,278              (21,957)  (a),(c)            1,353,716
    Prepaid expenses                                    57,812            4,705                     -                        62,517
    Deferred tax asset                                  55,611                -                     -                        55,611
-----------------------------------------------------------------------------------------------------------------------------------
         Total current assets                        1,614,977          373,632                70,969                     2,059,578
-----------------------------------------------------------------------------------------------------------------------------------

Property, at cost, less accumulated depreciation     2,107,368          845,305             (203,800)  (a),(d)            2,748,873
Intangible assets, less accumulated amortization       250,360           50,088             3,024,283  (a),(e),(f),(g)    3,324,731
Other assets                                            20,775           72,978                16,202  (a),(d),(f)          109,955

         Total assets                              $ 3,993,480       $1,342,003           $ 2,907,654                  $  8,243,137
===================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Short term borrowings                          $   235,000       $        -           $ 2,772,294  (h)             $  3,007,294
    Accounts payable                                   590,038          206,061                 6,952  (a)                  803,051
    Accrued expenses                                   327,880           45,833                 4,680  (a)                  378,393
    Capital lease obligations - current                 25,137            2,430                 1,300  (h)                   28,867
    Long term debt - current                             1,987                -                     -                         1,987
    Other liabilities - current                         13,100              141                  (60)  (f)                   13,181
-----------------------------------------------------------------------------------------------------------------------------------
         Total current liabilities                   1,193,142          254,465             2,785,166                     4,232,773

Notes payable                                                -           20,651               (1,250)  (h)                   19,401
Long-term debt                                         426,654          156,380               (7,541)  (a)                  575,493
Capital lease obligations                              505,322           59,107                12,498  (h)                  576,927
Deferred income tax liabilities                          7,421          (1,016)               180,960  (b)                  187,365
Other liabilities                                      101,124           84,951              (10,085)  (h)                  175,990
-----------------------------------------------------------------------------------------------------------------------------------
        Total liabilities                            2,233,663          574,538             2,959,748                     5,767,949
-----------------------------------------------------------------------------------------------------------------------------------

Shareholders' equity:
    Common stock, par value $.75 per share                   -           32,819              (32,819)  (i)                        -
    Common stock A, par value $.50 per share            39,983                -                12,816  (i)                   52,799
    Common stock B, par value $.50 per share            37,645                -                     -                        37,645
Additional paid-in-capital                             156,097          167,747               534,808  (i)                  858,652
Preferred stock purchase rights                                             438                 (438)  (i)                        -
Retained earnings                                    1,526,092          566,461             (566,461)  (i)                1,526,092
-----------------------------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                   1,759,817          767,465              (52,094)                     2,475,188
-----------------------------------------------------------------------------------------------------------------------------------

        Total liabilities and shareholders' equity $ 3,993,480       $1,342,003           $ 2,907,654                  $  8,243,137
===================================================================================================================================

       See accompanying notes to the unaudited pro forma consolidated condensed financial information.


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                  Unaudited Pro Forma Consolidated Condensed Statement of Income
                        (Dollars in thousands, except per share data)



                                             Historical          Historical
                                          Delhaize America       Hannaford
                                             For the 24         For the 26          Total
                                             Weeks Ended        Weeks Ended       Pro Forma        Pro Forma
                                            June 17, 2000      July 1, 2000      Adjustments      Consolidated
--------------------------------------------------------------------------------------------------------------
Net Sales                                      $  5,131,555    $  1,718,357   $ (322,928) (a)     $  6,526,984
Cost of goods sold                                3,864,868       1,283,228     (249,398) (a)        4,898,698
Selling and administrative expenses               1,007,304         343,003      (41,162) (a),(j)    1,309,145
Divestiture and other non-recurring costs             2,944         106,010     (108,954) (a),(k)            0
--------------------------------------------------------------------------------------------------------------
Operating income (loss)                             256,439         (13,884)      76,586               319,141
Interest expense                                     55,374           9,258      110,286  (a),(l)      174,918
--------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                   201,065         (23,142)     (33,700)              144,223
Provision for income taxes                           76,408          (8,794)        (482) (m)           67,132
--------------------------------------------------------------------------------------------------------------
    Net Income (loss)                          $    124,657    $    (14,348)  $  (33,218)         $     77,091


Earnings per common shares and
  common share equivalents:
    Primary                                         $  0.80         $ (0.33)                      $       0.43

    Fully diluted                                   $  0.80         $ (0.33)                      $       0.42

Weighted average common shares
  and common share equivalents:
    Primary                                         155,241                                            180,865 (n)

    Fully diluted                                   155,367                                            183,205 (o)

    See accompanying notes to the unaudited pro forma consolidated condensed financial information.




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          Unaudited Pro Forma Consolidated Condensed Statement of Income
                (Dollars in thousands, except per share data)



                                        Historical          Historical
                                     Delhaize America       Hannaford            Total
                                        Year Ended          Year Ended         Pro Forma          Pro Forma
                                      January 1, 2000    January 1, 2000      Adjustments       Consolidated
------------------------------------------------------------------------------------------------------------
Net Sales                               $ 10,891,231      $ 3,434,471       $ (671,762) (a)     $ 13,653,940
Cost of goods sold                         8,209,486        2,559,812         (523,913) (a)       10,245,385
Selling and administrative expenses        2,091,886          682,240         (101,964) (a),(j)    2,672,162
Merger related costs                           1,465            9,453          (10,918) (k)                0
------------------------------------------------------------------------------------------------------------
Operating income (loss)                      588,394          182,966          (34,967)              736,393
Interest expense                             103,820           23,468          220,678  (a),(l)      347,966
------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes            484,574          159,498         (255,645)              388,427
Provision for income taxes                   184,139           61,480          (72,498) (m)          173,121
------------------------------------------------------------------------------------------------------------
    Net Income (loss)                   $    300,435      $    98,018       $ (183,147)         $    215,306


Earnings per common shares and
  common share equivalents:
    Primary                             $       1.91      $      2.32                           $       1.18

    Fully diluted                       $       1.91      $      2.28                           $       1.16

Weighted average common shares
  and common share equivalents:
    Primary                                  157,109                                                 182,733 (n)

    Fully diluted                            157,297                                                 185,555 (o)






    See accompanying notes to the unaudited pro forma consolidated condensed information.

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      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

NOTE 1-BASIS OF PRESENTATION

        The unaudited pro forma consolidated condensed financial information has been prepared applying the purchase method of accounting assuming the Merger, effective July 31, 2000, occurred, with respect to the pro forma statements of income, as of the beginning of the periods presented, and, with respect to the pro forma balance sheet, as of June 17, 2000. Under the purchase method of accounting, the purchase cost is allocated to acquired assets and liabilities based on their relative fair values at the effective date of the Merger. The amount by which the purchase price exceeds the fair value of the net assets acquired has been allocated to goodwill, which will be amortized over forty years. Such allocations are subject to final adjustments within a one-year period from the closing date of the transaction. Management does not presently expect the final allocations to differ materially from the amounts presented herein.

        The amounts and components of the estimated purchase price reflected in the unaudited pro forma consolidated condensed financial information are as follows: (i) approximately $2.3 billion in cash and approximately 13.7 million shares of Delhaize America Class A common stock valued at approximately $352 million exchanged in the Merger for all the outstanding shares of Hannaford common stock, (ii) fully vested options to purchase approximately 4.2 million shares of Delhaize America Class A common stock valued at approximately $40 million, which were converted from options to acquire shares of Hannaford common stock, and (iii) approximately $0.5 billion in cash and 11.9 million shares of Delhaize America Class A common stock valued at approximately $306 million paid to Empire Company Limited and E.C.L. Investments Limited (the "Empire Group") in a transaction immediately preceding the Merger in exchange for all of the shares of Hannaford common stock held by the Empire Group.

        The unaudited pro forma consolidated condensed financial information also reflects pro forma adjustments made to reflect (i) allocation of the purchase cost to acquired assets and liabilities, (ii) the sale of 38 Hannaford stores and closing of 13 Hannaford stores in markets in the southeastern United States in response to the antitrust review of the Merger by the Federal Trade Commission ("FTC") and (iii) the sale by Hannaford of a majority interest in HomeRuns.com, Inc. ("HomeRuns"), which was consummated February 14, 2000. The expected cost savings to be achieved as a result of the Merger, estimated at approximately $40 million in the first year following consummation of the Merger and $75 million annually by year three, are excluded from the pro forma data.

        Certain financial statement items have been reclassified to conform to the current presentation.

NOTE 2-PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been made to the historical financial statements of Delhaize America and Hannaford based upon assumptions made by management for the purpose of preparing the unaudited pro forma consolidated condensed financial statements.

(a) Includes adjustments related to Hannaford's sale or closure of its 51 southeastern United States retail locations and its sale of a majority interest in HomeRuns, an Internet based grocery retail business. The pro forma adjustments reflect (i) elimination of sales, cost of sales and operating costs directly associated with these former Hannaford operations as well as related assets and liabilities, and (ii) inclusion of proceeds received upon sale of divested assets.

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(b)     To provide deferred taxes of $173 million related to the temporary differences between book and tax basis of assets and liabilities acquired which arose as a result of the purchase price allocation.

(c) To conform Hannaford's inventory accounting method to that used by Delhaize America and to eliminate Hannaford's LIFO reserve to properly reflect the current fair value of its inventory.

(d) To adjust Hannaford's long-term assets to current estimated fair market value principally based on independent appraisals.

(e) To record identifiable intangible assets acquired in the Merger, principally consisting of trademarks, distribution network, work force, favorable lease rights, and prescription files, having an aggregate value, based on independent appraisal, of approximately $480 million.

(f) To eliminate Hannaford's historical basis in certain intangible and other assets.

(g) To record approximately $2.6 billion as goodwill representing the excess of purchase price over the fair value of the net tangible and identifiable intangible assets.

(h) To record the bridge financing of approximately $2.8 billion and adjust liabilities assumed in the acquisition to estimated fair value based on estimates of current interest rates and market values.

(i) To eliminate the Hannaford equity accounts and record the increase in shareholders' equity for the fair value of shares of Delhaize America Class A common stock issued in exchange for shares of Hannaford common stock and the fair value of the Delhaize America fully vested employee stock options which were given in exchange for Hannaford options in connection with the Merger.

(j) Represents the amortization of the acquired identifiable intangible assets and goodwill resulting from the acquisition over the estimated useful lives which range from 2 to 40 years. The total amortization included is approximately $43 million and $85 million for the 24-week period ended June 17, 2000 and year ended January 1, 2000, respectively.

(k) To eliminate divestiture and merger costs incurred during the period presented.

(l) Represents the interest expense effect of approximately $2.7 billion of additional debt as a result of the transaction. Management has assumed an average interest rate of approximately 8% based upon the rate associated with the bridge financing secured for the initial financing of the cash consideration in the Merger. The effect of an interest rate change of 1/8th of one percent would increase/decrease interest expense approximately $3.3 million per year.




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(m)     Represents the anticipated tax effect of the pro forma adjustments listed above (excluding goodwill amortization). The principal difference in the effective tax rate for the consolidated pro forma statements of income relates to the amortization of goodwill.

(n) Includes shares issued to Hannaford shareholders upon closing of the Merger.

(o) Includes the common stock equivalents associated with Delhaize America stock options issued in exchange for fully vested Hannaford stock options held by Hannaford employees.

Item 7(c).     Exhibits

                2 Agreement and Plan of Merger, dated as of August 17, 1999, among Delhaize America, Hannaford and FL Acquisition Sub, Inc., as amended, which is incorporated herein by reference to exhibit 2.1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on November 17, 1999, as amended by Amendment No. 1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on January 3, 2000.

                23      Consent of Independent Accountants,
                        PricewaterhouseCoopers LLP

 *              99.1    Press Release, dated July 31, 2000.

                99.2 Stock Exchange Agreement, dated August 17, 1999, among Delhaize America, Empire Company Limited and E.C.L. Investments Limited, which is incorporated by reference to Exhibit 99.2 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on November 17, 1999, as amended by Amendment No. 1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on January 3, 2000.

-----------------------
* Previously filed as an exhibit to Delhaize America's Current Report on Form 8-K, dated July 31, 2000.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DELHAIZE AMERICA, INC.



Dated:  October 16, 2000         By: /s/ Michael R. Waller
                                    ---------------------------------
                                    Michael R. Waller
                                    Executive Vice President and General Counsel




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                                  EXHIBIT INDEX


Exhibit No.      Description

        2 Agreement and Plan of Merger, dated as of August 17, 1999, among Delhaize America, Hannaford and FL Acquisition Sub, Inc., as amended, which is incorporated herein by reference to exhibit
                2.1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on November 17, 1999, as amended by Amendment No. 1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on January 3, 2000.

        23      Consent of Independent Accountants, PricewaterhouseCoopers LLP

 *      99.1    Press Release, dated July 31, 2000.

        99.2 Stock Exchange Agreement, dated August 17, 1999, among Delhaize America, Empire Company Limited and E.C.L. Investments Limited, which is incorporated by reference to Exhibit 99.2 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on November 17, 1999, as amended by Amendment No. 1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on January 3, 2000.

---------------
* Previously filed as an exhibit to Delhaize America's Current Report on Form 8-K, dated July 31, 2000.




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